Exhibit 19.1

This Code of Ethics and Business Conduct (this “Code”) has been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (“Franklin”) in connection with its oversight of the management and business affairs of Franklin.

1.
Purpose and Overview.

(a)
Application. This Code is applicable to all officers, directors, employees and temporary employees (each, a “Covered Person”) of Franklin and all of its United States (“U.S.”) and non-U.S. subsidiaries and affiliates, including specialist investment managers (“SIMs”) (Franklin and such entities collectively, the “Company” or “Franklin Templeton”). Many subsidiaries, affiliates and/or business units within the Company, including SIMs, have adopted individual policies and procedures on various topics, including topics covered by this Code, that may be different from and, in some cases, more restrictive than, this Code. Covered Persons must know and comply with any such policies and procedures that apply to them. When this Code conflicts with another Company policy or procedure, Covered Persons must comply with the more restrictive provision.

(b)
Purpose. This Code summarizes the values, principles and business practices that guide the business conduct of the Company and also provides a set of basic principles to guide Covered Persons regarding the minimum ethical requirements expected of them. This Code supplements the Company’s existing employee policies, including those specified in applicable U.S. or non-U.S. employee handbooks. All Covered Persons are expected to become familiar with this Code and to apply these principles in the daily performance of their jobs.

This Code is intended to promote each Covered Person’s awareness of their responsibilities on a variety of legal and ethical issues and to help each Covered Person determine the appropriate course of action under a variety of circumstances. This Code is not intended to cover every ethical issue that a Covered Person may confront while working or serving for the Company, but it sets out basic principles designed to guide Covered Persons in their conduct.

(c)
Overriding Responsibilities. It is the responsibility of all Covered Persons to maintain a work environment that fosters fairness, respect and integrity. The Company requires all Covered Persons to conduct themselves in a lawful, honest and ethical manner in all of the Company’s business practices. A Covered Person must never compromise these ethics, or even give the appearance that they may have done so.

(d)
Questions. Covered Persons should contact their supervisor or manager, representatives of Human Resources, their local Legal and Compliance resources, Franklin Templeton’s Legal or Regulatory Compliance groups, or the General Counsel of Franklin, for additional guidance or if there is any question about issues discussed in this Code.

(e)
Violations. If any Covered Person observes possible unethical or illegal conduct, such concerns or complaints should be reported as set forth in Section 16 below.

(f)
Definition of Executive Officer. For the purposes of this Code, the term “Executive Officer” shall mean those officers, as shall be determined by the Board from time to time, who are subject to the reporting obligations of Section 16(a) of the Securities Exchange Act of 1934, as amended.

(g)
Definition of Director. For purposes of this Code, the term “Director” shall mean a member of the Board.

(h)
Definition of Government Agency. For purposes of this Code, the term “Government Agency” includes any U.S. or non-U.S. national, federal, provincial, regional, state, or local government agency, commission or legislative body, or self-regulatory organization, including, by way of representative example only, any securities, financial, employment and labor regulators.

2.
Compliance with Laws, Rules and Regulations. The Company operates in a highly regulated industry. While a Covered Person is not expected to be an expert on all applicable laws and regulations, each Covered Person is expected to know the laws and regulations well enough to recognize when an issue arises and to seek the advice of their local Legal and Compliance resources for support. All Covered Persons of the Company are required to comply with all of the applicable laws, rules and regulations of the U.S. and other countries, and the states, counties, cities and other jurisdictions, in which the Company conducts its business, although traffic violations and other minor offenses will not be considered violations of this Code. Local laws may in some instances be less restrictive than the principles set forth in this Code. In those situations, Covered Persons should comply with this Code, even if the conduct would otherwise be legal under applicable local laws. On the other hand, if local laws are more restrictive than this Code, Covered Persons should comply with applicable local laws. Further, any provision of this Code that is contrary to law in a particular jurisdiction will have no force or effect in that jurisdiction solely with respect to such provision(s), although this Code (including any such provision) will remain applicable in all other jurisdictions.

3.
Securities Transactions.

(a)
Insider Trading. Material non-public information is often referred to as inside information. Covered Persons must comply with applicable insider trading laws and Company insider trading policies that prohibit Covered Persons from trading securities, or encouraging others to trade securities, or recommending securities, either personally or on behalf of others, while in possession of applicable material non-public information or communicating such material non-public information to others in violation of the law. Securities include common stocks, bonds, options, futures and other financial instruments. Material information includes any information that a reasonable investor would consider important in a decision to buy, hold, or sell securities, or any information that could reasonably be expected to affect the price of such securities. Information about an issuer is non-public if it has not been publicly disclosed or released. In addition, sharing inside information with another person who buys or sells securities is known as “tipping” and is illegal, even if there is no personal pecuniary benefit. Applicable insider trading laws provide substantial civil and criminal penalties for companies and individuals who fail to comply. Insider trading restrictions are described in more detail in applicable Company insider trading policies, various Company employee handbooks and compliance policies. In addition, the Company has implemented trading restrictions to reduce the risk, or appearance, of insider trading.

(b)
Rule 10b5-1(c) Plans. The Company may permit exemptions from the insider trading policies and procedures described above for transactions in securities issued by Franklin effected pursuant to pre-approved, written trading plans or arrangements complying with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended. Rule 10b5-1(c) plans or arrangements may not be entered into or modified either during trading blackout periods or when the Covered Person is aware of material, non-public information relating to Franklin or its securities. All such plans or arrangements (and any modification or termination thereof) must be pre-approved by the General Counsel of Franklin (or such person’s designee).

(c)
Rumors. The dissemination of false or misleading information about companies or securities, particularly in volatile or fragile market conditions, can be a damaging form of market abuse, which can affect both the firm concerned as well as general market conditions. It is against the law to start or circulate a rumor (defined as “information that is circulated purporting to be fact but which has not yet been verified”) if that rumor is likely to influence the market price of that security or that a reasonable person would expect to have a material effect on the price of a security if it were widely circulated. Starting or disseminating any rumor with the intention of influencing the price movement of a security is a breach of this Code and may also constitute a violation of securities laws.

(d)
Short Sales. Covered Persons are prohibited from effecting short sales, including “short sales against the box” of securities issued by Franklin and securities issued by any closed-end fund sponsored or advised by the Company. Also prohibited are economically equivalent transactions, whether in the form of call or put options, swap transactions or other derivative transactions, that would result in a Covered Person having a net short exposure to Franklin or any closed-end fund sponsored or advised by the Company.

(e)
Short-term Trading. Covered Persons must comply with the Frequent Trading Policy described in the prospectus of each fund in which they invest and must not engage in trading activity that violates that policy. Accordingly, Covered Persons must not engage in any short-term or excessive trading in funds. Violations are subject to discipline, including termination of employment and permanent suspension of such person’s ability to purchase shares in any funds.

(f)
Pledged Securities.

(i)
Unless otherwise previously approved by the Company’s Compensation Committee, Directors and Executive Officers are prohibited from directly or indirectly pledging, hypothecating or otherwise encumbering securities issued by Franklin as collateral for indebtedness. This prohibition includes, but is not limited to, holding such securities in a margin account that could cause securities issued by Franklin to be subject to a margin call or serve as collateral for a margin loan. Securities issued by Franklin which were not received by the Director or Executive Officer as compensation are not subject to this prohibition, provided that the pledge of such securities does not cause the holder to be out of compliance with applicable Stock Ownership Guidelines.

(ii)
If any person has subject securities issued by Franklin pledged as collateral or held in a margin account when such person becomes a Director or Executive Officer, the pledge must be released within one year from the date the person becomes a Director or Executive Officer.

(iii)
Any pledged securities under this provision shall remain subject to Franklin’s Trading Blackout Policy.

(g)
Questions Regarding Securities Transactions. All questions regarding insider trading or reports of impropriety in connection with securities transactions should be directed to Franklin Templeton’s Regulatory Compliance group or through the applicable local Legal and Compliance resources. See also Section 16 below.

4.
Conflicts of Interest.

(a)
Avoidance of Conflicts. All Covered Persons are required to conduct themselves in a manner and with such ethics and integrity so as to avoid a conflict of interest, either real or apparent.

(b)
Conflict of Interest Defined. A conflict of interest is any circumstance where an individual’s personal interest interferes with the interests of the Company. All Covered Persons have a duty to avoid financial, business or other relationships that might be opposed to the interests of the Company or might cause a conflict with the performance of their duties.

(c)
Potential Conflict Situations. A conflict can arise when a Covered Person takes actions or has interests that may make it difficult to perform their Company-related work objectively and effectively. Conflicts also may arise when a Covered Person, or a member of their family, receives improper personal benefits as a result of their position in the Company.

(d)
Examples of Potential Conflicts. Some of the areas where a conflict could arise include:

(i)
Employment by a competitor, regardless of the nature of the employment, while employed by the Company.

(ii)
Placement of business with any firm or organization in which a Covered Person, or any member of the Covered Person’s family, has a substantial ownership interest or management responsibility.

(iii)
Making endorsements or testimonials for third parties.

(iv)
Processing a transaction on the Covered Person’s personal account(s), or their friends’ or family members’ account(s), through the Company’s internal systems without first submitting the transaction request to the Company’s Customer Service Center.

(v)
Disclosing the Company’s confidential information to a third party (other than as permitted in accordance with Section 9 below) without the prior consent of senior management.

(e)
Questions Regarding Conflicts. All questions regarding conflicts of interest and whether a particular situation constitutes a conflict of interest should be directed to Franklin Templeton’s Regulatory Compliance group or through the applicable local Legal and Compliance resources. See also Section 16 below.

5.
Corporate Opportunities. Covered Persons are prohibited from (i) taking for themselves opportunities that are discovered through the use of Company property, information or position, (ii) using Company property, information or position for personal gain, and/or (iii) competing with the Company. For example, to the extent that a Covered Person learns of an investment opportunity because of their position with the Company, the Covered Person must not disadvantage fund or client accounts by personally taking advantage of the trading opportunity.

6.
Gifts, Entertainment and Contributions.

(a)
Receipt of Gifts and Entertainment. The Company’s aim is to deter providers of gifts or entertainment from seeking or receiving special favors from Covered Persons in connection with activities performed by or for, or business relationships established with, the Company. The concern is that gifts of more than a nominal value may cause Covered Persons to feel placed in a position of “obligation” and/or give the appearance of a conflict of interest. Covered Persons should not solicit any third party for any gift, gratuity, entertainment or any other item regardless of its value. Covered Persons, including members of their immediate families, may accept or participate in “reasonable entertainment.” Covered Persons are encouraged to be guided by their own sense of ethical responsibility, along with any policies or guidelines adopted from time to time by the Company with respect to gifts and entertainment. This Section 6 is not intended to limit Directors who do not also serve in management positions within the Company from accepting compensation, bonuses, fees and other similar consideration paid in the normal course of business as a result of their outside business activity, employment or directorships.

(b)
Anti-Corruption. All Covered Persons are strictly prohibited from offering or giving gifts, meals or entertainment to business partners or others (including government officials, government employees, certain other government-related entities and persons, and certain family members of the foregoing) in order to improperly influence them. Covered Persons should consult the Company’s Anti-Corruption Policy before providing gifts or other items of value, including entertainment and travel, to others and should seek to avoid even the appearance of any impropriety. Covered Persons should be aware that practices that may be acceptable in the commercial business environment (such as providing certain transportation, meals, entertainment and other things of value) may be unacceptable and even illegal when they involve government officials, government employees, certain other government-related entities and persons, or certain family members of the foregoing, or others who act on behalf of government entities or persons. Therefore, Covered Persons are required to comply with the relevant laws and regulations governing relations between government officials, government employees and related entities or persons, on the one hand, and customers and suppliers, on the other hand, in every country where the Company conducts business.

Additional information regarding anti-corruption can be found in the Company’s Anti-Corruption Policy. In addition to these responsibilities, Covered Persons should also remember that a number of the Company’s subsidiaries, affiliates and/or business units have specific policies and procedures relating to the prevention of money laundering. Covered Persons must know and comply with any such policies and procedures that apply to them.

(c)
Political Contributions.

(i)
Election laws in many jurisdictions generally prohibit political contributions by corporations to candidates. Many local laws also prohibit corporate contributions to local political campaigns. In accordance with these laws, the Company does not make direct contributions to any candidates for federal, state or local offices where applicable laws make such contributions illegal and, in such cases, contributions to political campaigns must not be made with or reimbursed by the Company’s funds or resources. The Company’s resources include, but are not limited to, the Company’s facilities, office supplies, letterhead, computer equipment, telephones and fax machines.

Political contributions by the Company are subject to restriction and require prior approval by designated members of senior management within the Company.

(ii)
Employee’s personal political contributions also may be restricted by U.S. and non-U.S. federal, state or local election laws. For certain employees associated with U.S.-registered investment advisers, political contributions are highly restricted and require prior approval and reporting. Employees of regulated entities such as investment advisers or broker/dealers should look to their specific policies and procedures and/or ask their relevant local Legal and Compliance resources for further guidance. The Legal and Compliance resources should escalate applicable questions and concerns regarding political contributions to Franklin Templeton’s Regulatory Compliance group as necessary.

7.
Outside Employment/Business Activities.

(a)
Restrictions. Subject to any applicable departmental or other restrictions, Covered Persons are permitted to engage in outside employment/outside business activity (“Outside Activity”) if it is free of any actions that could be considered a conflict of interest in accordance with the Company’s applicable requirements, policies and processes. Outside Activity must not adversely affect a Covered Person’s job performance at the Company, and Outside Activity must not result in absenteeism, tardiness or a Covered Person’s inability to work overtime when requested or required. Covered Persons may not engage in Outside Activity that requires or involves using Company time, materials, resources, trademarks, intellectual property, or confidential or other proprietary information or data.

(b)
Self-Employment. For purposes of this Code, Outside Activity includes self-employment.

(c)
Required Approvals. Due to the fiduciary nature of the Company’s business, there may be potential conflicts of interest that could result from a Covered Person’s Outside Activity. Employees should look to their local policies and/or ask their relevant Legal and Compliance resources or Human Resources for further guidance prior to entering any Outside Activity.

(d)
Outside Directors Exempt. This Section 7 is not applicable to Directors who do not also serve in management positions within the Company.

8.
Service as a Director. Covered Persons who wish to serve as a director or trustee (or in a similar capacity) for a non-affiliated, for-profit, public or private company or entity should consult the Company’s Employee Service as an Outside Director Policy. With respect to non-affiliated, for-profit public entities, Covered Persons may not serve as a director, trustee, or in a similar capacity for any for-profit public entity without approval from an appropriate member of Franklin’s Executive Committee and the Head or Co-Head of Franklin Templeton’s Regulatory Compliance group, or their respective designees. Covered Persons who are interested in serving on a board of directors, as a trustee or in a similar capacity should, in the first instance, consult with their relevant local Legal and Compliance resources and review and comply with other policies that may apply. This Section 8 is not applicable to Directors who do not also serve in management positions within the Company.

9.
Confidential Information Obligations.

(a)
Confidentiality. Covered Persons are responsible for maintaining the confidentiality of information entrusted to them as a result of their roles with the Company, except when disclosure is authorized or legally mandated. The sensitive nature of the investment business requires that Covered Persons be continuously aware of the confidential nature of the information to which they may have access.

As a result of employment or service with the Company, a Covered Person may produce, receive, or become acquainted with the confidential information or trade secrets of the Company, information the Company has received from others that the Company is required to treat as confidential, including information concerning the Company’s employees, stockholders, clients, customers, business partners, and mutual fund shareholders and other product investors, and other commercially sensitive information the privacy, confidentiality, and secrecy of which is valued by the Company (collectively, “Confidential Information”). Each Covered Person must comply with all applicable Company policies concerning confidentiality and/or public statements, as they may be amended from time to time.

(b)
What Is Included in Confidential Information. Confidential Information includes, without limitation, non-public corporate and mutual fund and other product: financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data, and pricing lists or schedules; client and business prospect identities and information (including but not limited to financial advisors and consultants and sales information); marketing strategies and methods; market analyses or projections; products, services, and the pricing for same; business plans, strategies, methods, templates, models, policies and procedures; software, databases, hardware configurations, or other technology or tools created, developed or compiled by the Company; formulas, discoveries, inventions, designs, improvements, concepts and ideas; client, supplier, or other third party confidential and/or proprietary information received in confidence by the Company, and any information that may be subject to non-disclosure or confidentiality agreements between the Company and said parties; any confidential and privileged legal advice given to the Company, which legal privilege belongs to the Company; applicant and employee private or otherwise protected information or data obtained by a Covered Person in connection with the Covered Person’s employment or service with the Company, including, but not limited to, personal information contained in applications and resumes submitted to the Company and in Company performance evaluations, and Company termination information and agreements not otherwise available outside of the Company; the Company’s internal reporting or organizational structure information and personnel lists; and the Company’s compensation structure and formula information (except with respect to a Covered Person’s own compensation amount) for any business purpose competitive to the Company.

Nothing herein is intended to prohibit, limit, or dissuade (or create or suggest any understanding of a Covered Person’s rights that would prohibit, limit, or dissuade) a Covered Person from engaging in activities protected by applicable law, including under U.S. federal or state law, such as the National Labor Relations Act or under any similar laws in other jurisdictions, for example by communicating with fellow employees or others about their wages, hours, workplace complaints, benefits or other terms of employment.

Confidential Information shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company, the Company’s employees, or the Company’s business partners, stockholders, clients, mutual fund shareholders or other product investors.

(c)
Disclosure Restrictions. Except as provided in Section 9(e) below, both during a Covered Person’s employment or service with the Company (except where use and/or disclosure is required and authorized in connection with the Covered Person’s enumerated job duties to third parties with confidentiality obligations to the Company) and after a Covered Person’s employment or service with the Company ends for any reason, a Covered Person must: (i) keep the Confidential Information confidential; (ii) not disclose any Confidential Information to any non-governmental third parties, including without limitation any former Company employees, without the prior consent of senior management; and (iii) not use Confidential Information for the Covered Person’s personal benefit or for the benefit of any third party.

(d)
Continuing Obligations. The obligations under this Code shall: (i) with regard to Confidential Information, remain in effect for so long as such information constitutes Confidential Information as defined in this Code; and (ii) with regard to any trade secret specifically, remain in effect for as long as such information constitutes a trade secret as defined by applicable law.

(e)
Exception For Disclosure to a Government Agency. Nothing in this Code shall limit or interfere with a Covered Person’s right to file a charge or complaint with any Government Agency or ability, without notice to or authorization from the Company, to communicate with any Government Agency for the purpose of reporting a reasonable belief that a possible violation of law has occurred or may occur, or to participate, cooperate, provide information or cause information to be provided (including documents) or testify in any inquiry, investigation, proceeding or action that may be conducted by any Government Agency.

(f)
Responding to Legal Process. Separately, to the extent a Covered Person receives any subpoena, court order, or other legal process issued in any private litigation or arbitration regarding any matter or action involving the Company, then to the extent permitted by law or regulation, the Covered Person shall, before providing any Confidential Information, give prompt prior written notice to the Company’s General Counsel, or to the Covered Person’s local Legal and Compliance resources who will then escalate to Franklin Templeton’s Legal or Regulatory Compliance groups as necessary in order to provide the Company with a reasonable opportunity to take appropriate steps to protect its Confidential Information to the fullest extent possible.

(g)
Acknowledgments. Upon request, all Covered Persons of the Company are expected to sign an agreement or acknowledgment regarding the confidentiality terms set forth herein, including from time to time as the Company may amend its confidentiality provisions.

10.
Ownership of Intellectual Property.

(a)
Company Ownership. The Company owns all Intellectual Property, as defined below, in all of the works and inventions created or made by a Covered Person at and/or for the Company, whether partial or completed. A Covered Person shall hold on trust for, and is obligated to assign to, the Company all Intellectual Property that does not by operation of law in any specific jurisdiction automatically vest in the Company, in any works or inventions that the Covered Person creates or develops, alone or with others, while working for the Company.

(b)
What Is Included in Intellectual Property. “Intellectual Property” includes all trademarks and service marks, trade secrets, patents and patent subject matter and inventor rights in the U.S. and foreign countries and related applications. It includes all U.S. and foreign copyrights and subject matter and all other literary property and author rights, whether or not copyrightable. It includes all creations, not limited to inventions, discoveries, developments, works of authorship, ideas and know-how. It does not matter whether or not the Company can protect them by patent, copyright, trade secrets, trade names, trade or service marks or other intellectual property right. It also includes all materials containing any intellectual property. These materials include but are not limited to flash drives and other electronic media storage devices now known or hereafter developed, electronic files, printouts, notebooks, drawings, artwork and other record types, media, or documentation. To the extent applicable, non-trade secret intellectual property constitutes a “work made for hire” owned by the Company.

(c)
Exceptions. The Company will not be considered to have a proprietary interest in a Covered Person’s work product if: (i) the work product is developed entirely on the Covered Person’s own time without the use or aid of any Company resources, including without limitation, equipment, supplies, facilities, or Confidential Information; (ii) the work product does not result from the Covered Person’s employment with the Company; and (iii) at the time a Covered Person conceives or reduces the creation to practice, it is neither related to the Company’s business nor the Company’s actual or expected research or development.

(d)
Required Disclosure and Cooperation. Upon request, a Covered Person must promptly disclose in writing to the Company, including through their local Human Resources or Legal resources, all Intellectual Property conceived or developed while working for the Company. To the extent not otherwise covered by the power of attorney required to be granted to the Company in accordance with Section 10(f) below, if requested, a Covered Person must sign all documents necessary to memorialize the Company’s ownership of Intellectual Property under and in accordance with this Code, including, but not limited to, assignments and patent, copyright and trademark applications. A Covered Person must take any other actions reasonably required by the Company to accomplish the assignment contemplated in this section, and to assist the Company in any registration, perfection, or enforcement of such assigned rights.

(e)
Prior Inventions. A Covered Person is not conveying any rights to Intellectual Property that the person may have made, conceived, or first reduced to practice before the person’s employment or service with the Company of which the person has provided written notice to the Company.

(f)
Acknowledgments, Powers of Attorney and Waiver of Moral Rights. Upon request, all Covered Persons of the Company are expected to sign an agreement or acknowledgment regarding the intellectual property terms set forth herein, including from time to time as the Company may amend its intellectual property provisions. Upon request, all employees are expected to (i) execute powers of attorney in favor of the Company to have the Company execute on the person’s behalf all applications, specifications, oaths, assignments and all other instruments that the Company shall deem necessary in order to apply for them and obtain such rights and in order to assign and convey to the Company and its successors, assigns and nominees sole and exclusive rights, title and interest in and to such Intellectual Property and/or rights relating thereto; and (ii) waive all applicable moral rights under the United Kingdom Copyright, Designs and Patents Act 1988 (and all similar rights in other jurisdictions) that the person has or will have in any existing or future Intellectual Property referred to in this Section 10.

11.
Fair Dealing. The Company seeks to succeed through superior performance, service, diligence, effort and knowledge, and not through any unfair advantage. Each Covered Person should deal fairly and in good faith with the Company’s customers, suppliers, competitors and Covered Persons and not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.

12.
Protection and Use of Company Property. Each Covered Person is responsible for safeguarding the Company’s assets and properties under their control. All Covered Persons should ensure that the Company’s assets are used for legitimate business purposes. Improper use includes unauthorized personal appropriation or use of the Company’s assets, data or resources, including computer equipment, software and information.

13.
Standards of Business Conduct.

(a)
Respectful Work Environment. The Company is committed to fostering a work environment in which all individuals are treated fairly and with respect and dignity. Each individual should be permitted to work in a business-like atmosphere that promotes equal employment opportunities.

(b)
Prohibited Conduct. The following conduct will not be tolerated and any misconduct, whether or not specifically listed below, could result in disciplinary action (including termination) and civil and/or criminal penalties, subject to applicable laws and regulations:

(i)
Any act which causes doubt about a Covered Person’s integrity, such as the falsifying of Company records and documents, competing in business with the Company, unauthorized use or disclosure of the Company’s Confidential Information, or engaging in any criminal conduct.

(ii)
Any act which may create a dangerous situation, such as carrying weapons, firearms or explosives on Company premises or surrounding areas, assaulting another individual, or disregarding property and safety standards.

(iii)
The use, sale or purchase or attempted use, sale or purchase of alcohol, unless at a Company-sponsored or approved event, or illegal drugs while at work, or reporting to work in a condition not fit for work, such as reporting to work under the influence of alcohol or illegal drugs.

(iv)
Insubordination, including refusal to perform a job assignment or to follow a reasonable request from a Covered Person’s supervisor or manager, or discourteous conduct toward customers, associates, or supervisors or managers.

(v)
Harassment of any form including threats, intimidation, abusive behavior and/or coercion of any other person in the course of doing business.

(vi)
Falsification or destruction of any timekeeping record, intentionally clocking in on another Covered Person’s attendance or timekeeping record, assisting another Covered Person’s tampering with their attendance record or tampering with one’s own attendance record.

(vii)
Failure to perform work that meets the standards/expectations of the Covered Person’s position.

(viii)
Excessive unauthorized absenteeism, chronic tardiness, or consecutive absence of three or more days without notification or authorization.

(ix)
Any act of dishonesty or falsification of any Company records or documents, including obtaining employment based on false, misleading, or omitted information.

(c)
Disciplinary Action. A Covered Person or the Company may terminate the employment or service relationship at will, at any time, without cause or advance notice (except as may be agreed to in writing or required by law). Thus, the Company does not strictly adhere to a progressive disciplinary system in connection with misconduct by a Covered Person given each incident of misconduct may have a different set of circumstances or differ in its severity. The Company will take such disciplinary action as it deems appropriate and commensurate with any misconduct of the Covered Person, including termination of employment.

(d)
Covered Persons are also subject to any standards of business conduct of the particular subsidiary, affiliate or business unit in which they work, which may be different from, and more restrictive than, this Code.

14.
Disclosure in Reports and Documents.

(a)
Filings and Public Materials. Any Covered Person involved in the preparation or review of materials that are filed or disseminated to the public must use caution to ensure that the information in the materials is truthful and accurate in all material respects. It is important that the Company’s filings with Government Agencies are full, fair, accurate, timely and understandable. The Company also makes many filings with Government Agencies on behalf of the funds that its subsidiaries and affiliates manage. Further, the Company prepares mutual fund account statements, client investment performance information, prospectuses and advertising materials that are sent out to its mutual fund shareholders and clients.

(b)
Disclosure and Reporting Policy. Each Covered Person is responsible for ensuring the accuracy and completeness of any business information, reports and records under their control. The Company’s policy is to comply with all disclosure, financial reporting and accounting regulations applicable to the Company. The Company maintains the highest commitment to its disclosure and reporting requirements, and expects all Covered Persons to record information accurately and truthfully in the books and records of the Company.

(c)
Information for Filings. Depending on their position with the Company, a Covered Person may be called upon to provide necessary information to ensure that the Company’s public reports and regulatory filings are full, fair, accurate, timely and understandable. The Company expects all Covered Persons to be diligent in providing accurate information to the inquiries that are made related to the Company’s public disclosure requirements.

(d)
Disclosure Controls and Procedures and Internal Control Over Financial Reporting. Covered Persons are required to cooperate and comply with the Company’s disclosure controls and procedures and internal control over financial reporting so that the Company’s reports and documents filed with Government Agencies comply in all material respects with applicable laws, rules and regulations, and provide full, fair, accurate, timely and understandable disclosure.

15.
Accountability for Adherence to this Code.

(a)
Honesty and Integrity. The Company is committed to upholding ethical standards in all of its corporate and business activities. All Covered Persons are expected to perform their work with honesty, truthfulness and integrity and to comply with the general principles set forth in this Code. Covered Persons are also expected to perform their work with honesty and integrity in any areas not specifically addressed by this Code.

(b)
Disciplinary Actions. A violation of this Code may result in appropriate disciplinary action including the possible termination from employment with the Company. Nothing in this Code restricts the Company from taking any disciplinary action on any matters pertaining to the conduct of a Covered Person, whether or not expressly set forth in this Code.

(c)
Annual Certifications. Directors and Executive Officers will be required to certify annually, on a form to be provided by Franklin Templeton’s Regulatory Compliance group, that they have received, read and understand this Code and have complied with the requirements of this Code.

(d)
Training and Educational Requirements.

(i)
Orientation. New Covered Persons will receive a copy of this Code during the orientation process conducted by representatives of Human Resources or as part of integration activities in connection with Company acquisitions and shall acknowledge that they have received, read and understand this Code and will comply with the requirements of this Code.

(ii)
Continuing Education. Covered Persons shall be required to complete such additional training and continuing education requirements regarding this Code and matters related to this Code as the Company shall from time to time establish.

16.
Reporting Violations of this Code.

(a)
Questions and Concerns. Described in this Code are procedures generally available for addressing ethical issues that may arise. As a general matter, if a Covered Person has any questions or concerns about compliance with this Code, they are encouraged to speak with their supervisor or manager, representatives of Human Resources, Company Ombudsman, their local Legal and Compliance resources, Franklin Templeton’s Legal or Regulatory Compliance groups, or the General Counsel of Franklin.

(b)
Compliance and Ethics Hotline. If a Covered Person does not feel comfortable talking to any of the persons or resources listed above for any reason, they may report an issue or instance of misconduct, including anonymously, through the applicable Compliance and Ethics Hotline online or by telephone. Contact information for the Company’s Compliance and Ethics Hotline is located below and on the Intranet website of the Company and/or individual subsidiaries. If a Covered Person does not feel comfortable stating their name, reports to the Company Compliance and Ethics Hotline may be made anonymously.

Covered Persons and applicable third parties may access https://franklintempleton.ethicspoint.com to report an issue or instance of misconduct online or for local dialing instructions to make a report by telephone.

(c)
Responsibility to Report Violations of this Code and Law. As part of its commitment to ethical and lawful conduct, the Company strongly encourages Covered Persons to promptly report any suspected violations of this Code or law. Covered Persons have multiple avenues for reporting such matters, including through the Company Ombudsman, their local Legal and Compliance resources, or to Franklin Templeton’s Legal or Regulatory Compliance groups.

(d)
Confidentiality and Investigation. The Company will treat the information set forth in a report of any suspected violation of this Code or law, including the identity of the caller, in a confidential manner and will conduct a prompt and appropriate evaluation and investigation of any matter reported. Covered Persons are expected to cooperate in any investigations of reported violations.

(e)
Protection of Covered Persons. It is a violation of this Code to retaliate against anyone for reporting to the Company information that such person reasonably and in good faith believes constitutes a violation of this Code or that is otherwise illegal or unethical, or for participating in an investigation of such a report. It is also a violation of this Code to retaliate against anyone who has communicated with any Government Agency in accordance with Section 9€ above. A Covered Person may not be discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against in the terms and conditions of employment on account of having provided the Company with information about, or otherwise assisted the Company in any investigation regarding, any conduct that the Covered Person reasonably and in good faith believes constitutes a violation of this Code or is otherwise illegal or unethical. Equally, a Covered Person may not be discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against in the terms and conditions of employment because the Covered Person communicated with a Government Agency in accordance with Section 9(e) above.

(f)
Accounting/Auditing Complaints. The law requires that the Company’s Audit Committee have in place procedures for the receipt, retention and treatment of complaints concerning accounting, internal accounting controls, or auditing matters and procedures for Covered Persons to submit their concerns regarding questionable accounting or auditing matters.

Complaints concerning accounting, internal accounting controls or auditing matters will be directed to the attention of the Audit Committee, or the appropriate members of that committee. For direct access to the Company’s Audit Committee, please address complaints regarding accounting, internal accounting controls, or auditing matters to:

Audit Committee
Franklin Resources, Inc.
One Franklin Parkway
San Mateo, California 94403

Complaints or concerns regarding accounting or auditing matters may also be made to the applicable Compliance and Ethics Hotline, in the manner described in Section 16(b) above.

17.
Waivers of this Code.

(a)
Waivers by Directors and Executive Officers. Any change in or waiver of this Code for Directors or Executive Officers may be made only by the Board or a committee thereof in the manner described in Section 17(d) below, and any such waiver (including any implicit waiver) shall be promptly disclosed to stockholders of Franklin to the extent required by the applicable laws, rules and regulations of any Government Agency.

(b)
Waivers by Other Covered Persons. Any requests for waivers of this Code for Covered Persons other than Directors and Executive Officers may be made to Franklin Templeton’s Regulatory Compliance group in the manner described in Section 17(e) below.

(c)
Definition of Waiver. For the purposes of this Code, the term “waiver” shall mean a material departure from a provision of this Code. An “implicit waiver” shall mean the failure of the Company to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to an Executive Officer.

(d)
Manner for Requesting Director and Executive Officer Waivers.

(i)
Request and Criteria. If a Director or Executive Officer wishes to request a waiver of this Code, the Director or Executive Officer may submit to Franklin Templeton’s Regulatory Compliance group a written request for a waiver of this Code only if they can demonstrate that such a waiver:

(A)
is necessary to alleviate undue hardship or in view of unforeseen circumstances or is otherwise appropriate under all the relevant facts and circumstances;

(B)
will not be inconsistent with the purposes and objectives of this Code;

(C)
will not adversely affect the interests of clients of the Company or the interests of the Company; and

(D)
will not result in a transaction or conduct that would violate provisions of applicable laws or regulations.

(ii)
Discretionary Waiver and Response. Franklin Templeton’s Regulatory Compliance group will forward the waiver request to the Board or a committee thereof for consideration. Any decision to grant a waiver from this Code shall be at the sole and absolute discretion of the Board or committee thereof, as appropriate. The Secretary of Franklin will advise Franklin Templeton’s Regulatory Compliance group in writing of the Board’s decision regarding the waiver, including the grounds for granting or denying the waiver request. Franklin Templeton’s Regulatory Compliance group shall promptly advise the Director or Executive Officer in writing of the Board’s decision.

(e)
Manner for Requesting Other Covered Person Waivers.

(i)
Request and Criteria. If a Covered Person who is a non-Director and non-Executive Officer wishes to request a waiver of this Code, the Covered Person may submit to Franklin Templeton’s Regulatory Compliance group a written request for a waiver of this Code only if they can demonstrate that such a waiver would satisfy the same criteria set forth in Section 17(d).

(ii)
Discretionary Waiver and Response. The Head or Co-Head of Franklin Templeton’s Regulatory Compliance group (or their designee) shall, after appropriate consultation with the applicable business unit head, forward the waiver request to the General Counsel of Franklin for consideration. The decision to grant a waiver request shall be at the sole and absolute discretion of the General Counsel of Franklin. The General Counsel will advise Franklin Templeton’s Regulatory Compliance group in writing of their decision regarding the waiver, including the grounds for granting or denying the waiver request. Franklin Templeton’s Regulatory Compliance group shall promptly advise the Covered Person in writing of the General Counsel’s decision.

18.
Internal Use. This Code is intended solely for the internal use by the Company and does not constitute an admission, by or on behalf of the Company, as to any fact, circumstance, or legal conclusion.

19.
Other Policies and Procedures. The following nonexclusive list of policies and procedures adopted by the Company or entities within the Company provide additional requirements that, depending upon the specific terms of such policies and procedures and the applicable subsidiary, affiliate or business unit involved, may apply to a Covered Person:

●
Franklin Resources, Inc. Anti-Corruption Policy

●
Franklin Resources, Inc. Global Human Rights Policy

●
Franklin Resources, Inc. Trading Blackout Policy

●
Franklin Templeton Corporate Policy on Public and Media Communications

●
Franklin Templeton Employee Service as an Outside Director Policy

●
Franklin Templeton Outside Employment/Business Activities Policy and Procedures

●
Franklin Templeton Personal Investments and Insider Trading Policy

●
Franklin Templeton Policy for Reporting and Investigation of Suspected Dishonest or Fraudulent Conduct

●
Franklin Templeton Social Media Policy

In addition, individual subsidiaries, affiliates and business units within the Company, including SIMs, may have their own applicable policies with which their respective employees are required to comply.

Last approved by the Board on October 21, 2024.